AMENDMENT TO AGREEMENT

This Amendment to Agreement (this “Amendment”) is made with regard to the following facts:

1.                  The undersigned entered into an Agreement dated October 28, 2014 pertaining to the transfer of assets to and assumption of liabilities by Capstone Financial Group, Inc. (the “Agreement”).

2.                  Exhibits A and B to the Agreement identified the specific assets being transferred to, and the specific liabilities being assumed by, Capstone Financial Group, Inc. Such exhibits also set forth the “value” (in fact, what was set forth as value was the original basis/book value of those assets) of the specified assets and the current amounts owing on the specified liabilities.

3.                  But for a scrivener’s error, Exhibits A and B to the Agreement would have been drafted to also identify the amortized/depreciated basis/book value of the specified assets as of October 28, 2014 and to state correctly (rather than incorrectly) the current amounts owing on the specified liabilities as of October 28, 2014.

4.                  The undersigned have now agreed as to how Exhibits A and B to the Agreement are to be amended in order to correctly and fully set forth the undersigned’s actual October 28, 2014 meeting of the minds.

5.                  The undersigned all hereby agree that (a) the Agreement is hereby amended ab initio so that its Exhibit A reads in full as set forth in Exhibit A to this Amendment, and (b) the Agreement is hereby amended ab initio so that its Exhibit B reads in full as set forth in Exhibit B to this Amendment.

6.                  The undersigned confirm their prior agreements in an Agreement to Reform Promissory Notes Due to Scrivener’s Error, dated December 15, 2014, that the notes assumed by Capstone Financial Group, Inc. in the Agreement were reformed and Capstone Financial Group, Inc. re-confirms its binding obligations to Darin R. Pastor under the assumed notes as so reformed and with Capstone Financial Group, Inc. being substituted for Capstone Affluent Strategies, Inc. as “Borrower” for all purposes of the assumed notes.

7.                  Except as expressly set forth in this Amendment, the Agreement remains unchanged and in full force and effect. IN WITNESS WHEREOF, the undersigned have signed this Amendment to Agreement as of December 31, 2014.

/s/ DARIN R. PASTOR
DARIN R. PASTOR

CAPSTONE AFFLUENT STRATEGIES, INC., a dissolved corporation

By:	/s/ Darin R. Pastor
Darin R. Pastor, formerly its sole director and officer and (until January 15, 2014) its sole stockholder

By: Capstone Financial Group, Inc., its sole stockholder after January 15, 2014

By:	/s/ George L. Schneider
George L. Schneider, President

CAPSTONE FINANCIAL GROUP, INC.

By:	/s/ George L. Schneider
George L. Schneider, President

EXHIBIT A

DESCRIPTION OF ASSETS

The Assets subject to this Agreement are:

NAME	DESCRIPTION	ORIGINAL BASIS	AMORTIZED/ DEPRECIATED BASIS
Office Lease Capstone Affluent Strategies, Inc. and 2600, Michelson Drive, LLC (Edgecore) dated April 1, 2013	Prepaid Lease for the office space located for Suite 700 at 2600, Michelson Drive, Irvine CA. Termination date: March 31, 2015	$509,004 prepaid	$145,596
Regus Online Service Agreement- Lease for office space in New York, New York	Lease for office space in New York, New York	$85/month	0
Travelers Property Casualty Company	Travelers Insurance to insure the furniture and fixtures in the Michelson Suite 700 office space.	$1,900 a year	0
Cort Rental Agreement	Rental Agreement for office furniture	$120,124	0
Cox Communications Services Agreement	Cox phone, cable and internet agreement prepaid for 24 months	$57,882.72	0
Red Rock Cabling and Installation	Cabling and Installation of (Sharp 60” 1080P LCD TV & Sharp 70” 1080P LCD TV)	$14,218.22	0
Coastal Gardens Agreement	Agreement to provide plants for the office space, prepaid in advance for 24 months	$5,902.89	0
Building Signage	Capstone Affluent Strategies Signage paid in full	$3,795.40	0
Lock Smith Costs	Cost to hire Locksmith to replace locks and keys	$2,200.02	0
CDI Coastline Maintenance Agreement	Agreement for Maintenance of Irvine Building	$6,318.17	0
Office Technology	Three printers, Wi-Fi routers & Adapters	$2,000	0
Office Technology- Televisions	Cost of two televisions (Sharp 60” 1080P LCD TV & Sharp 70” 1080P LCD TV)	$10,000	$6,833

Assembled workforce/executive team: Payroll wages from Pastor’s personal account have been paid at the following biweekly rate to former Affluent employees now working for Capstone Financial Group, Inc.:

EMPLOYEE NAME	TITLE	PAY PER PERIOD (every other Friday)
Darin Pastor	Chief Executive Officer	$495.00
Halford Johnson	Chief Financial Officer	$3,461.54
Tracy Pastor	Chief Brand Officer	$360.00
Tom Radice Jr.	Senior Vice President	$1,900.00
		$5,731.44 per Period (with deductions)

Total Blue Shield Benefits paid for eligible above employees: $4,084.30 per month

EXHIBIT B

DESCRIPTION OF LIABILITES

The Liabilities subject to this Agreement are the obligations associated with:

•	Promissory Note dated December 31, 2012, payable to Darin Pastor, in the original principal amount of

$1,339,772.50, bearing interest at the minimal federal interest rate per annum published by the Internal Revenue Service until the Maturity Date of October 4, 2017, subject to all previous payments thereon and the Forgiveness schedule attached thereto.

•	Promissory Note dated October 22, 2012, payable to Darin Pastor, in the original principal amount of

$577,373.47, bearing interest at t h e min mal federal interest rate per annum published by the Internal Revenue Service until the Maturity Date of October 4, 2017, subject to all previous payments thereon and the Forgiveness schedule attached thereto.

•	Promissory Note dated October 4, 2012, payable to Darin Pastor, in the original principal amount of $1,893,035.72, bearing interest at the minimal federal interest rate per annum published by the Internal Revenue Service until the Maturity Date of October 4, 2017, subject to all previous payments thereon and the Forgiveness schedule attached thereto.

The parties confirm that the obligations associated with all notes payable by Capstone Affluent Strategies, Inc. and/or Darin Pastor to Capstone Financial Group, Inc. are hereby forgiven; that the amount of such principal/interest forgiveness is deemed to be payments on the obligations associated with the assumed notes; and that, considering all things, the outstanding principal balance of and accrued interest on the obligations associated with the assumed notes as of October 28, 2014 was $1,636,633.